Exhibit 10.1

MetroPCS Communications, Inc.

MetroPCS, Inc.

NON-EMPLOYEE DIRECTOR REMUNERATION PLAN

Effective as of March 1, 2005

In consideration of the services provided by certain non-employee members of the Boards of Directors (each a “Board” and collectively, the “Boards”) of MetroPCS Communications, Inc., a Delaware corporation (“MetroPCS Communications”), and MetroPCS, Inc., a Delaware corporation (“MetroPCS” and collectively with MetroPCS Communications, the “Companies”), the Companies have established this Non-Employee Director Remuneration Plan (this “Plan”). Each member of a Board is referred to herein as a “Director.”

A. Eligibility - Each Non-Employee Director shall be eligible to receive the remuneration for Board services provided for in this Plan. “Non-Employee Director” shall mean a Director who (a) is not an officer or employee of either of the Companies or any of their respective subsidiaries, (b) is not affiliated with or related to any party that receives compensation from either of the Companies or any of their respective subsidiaries, and (c) has not entered into an arrangement with either of the Companies or any of their respective subsidiaries to receive compensation from any such entity (through a consulting, equipment purchase, manufacturing services or other arrangement).

B. Director Fees –

1.	Board Meeting Fees. Each Non-Employee Director shall receive (a) $1,500 for each meeting of a Board that such Non-Employee Director attends in person and (b) $750 for each meeting of a Board that such Non-Employee Director attends by telephone (collectively, the “Board Meeting Fees”). Board Meeting Fees shall be payable only in cash and will be paid once every fiscal quarter in arrears. Board Meeting Fees shall only be paid in respect of a given Board meeting if (x) a quorum was in attendance at such meeting and (y) such meeting is documented by duly approved minutes. Joint Board meetings of both of the Companies shall be counted as a single meeting.

2.	Committee Paid Event Fees. Each Non-Employee Director that is a member of a committee of a Board shall receive:

(a)	with respect to any Committee Paid Events (as defined below) of a Board committee of which such Non-Employee Director is the duly elected Chairman at the time of a given Committee Paid Event, (i) $2,000 for each such Committee Paid Event that such Non-Employee Director attends in person and (ii) $1,000 for each such Committee Paid Event that such Non-Employee Director attends by telephone; and

(b)	with respect to any Committee Paid Events of a Board committee of which such Non-Employee Director is a duly elected member (but is not the duly elected Chairman) at the time of a given Committee Paid Event, (i) $1,500 for each such Committee Paid Event that such Non-Employee Director attends in person and (ii) $750 for each such Committee Paid Event that such Non-Employee Director attends by telephone (the fees described in paragraphs 2(a) and 2(b) collectively, the “Committee Paid Event Fees”).

Committee Paid Event Fees shall be payable only in cash and will be paid once every fiscal quarter in arrears. “Committee Paid Event” shall mean any meeting of any committee of a Board which is deemed by the Chairman of such committee (in his or her sole discretion) to be a Committee Paid Event and need not (x) be attended by a quorum of the members of such committee or (y) be documented by minutes. Said Committee Paid Events, for the purpose of fee accrual, shall be documented by notice to the Secretary of each Company, or to other persons as designated by the Secretary of each Company, via electronic mail.

C. Annual Retainer – Each Non-Employee Director shall receive an annual retainer (“Annual Retainer”), payable on or before January 31 of the calendar year to which such Annual Retainer relates. The amount of the Annual Retainer payable to a given Non-Employee Director shall be equal to:1

(a)	$15,000; plus

(b)	either:

(i)	$2,000, if, during the year to which such Annual Retainer relates, such Director serves as the Chairman of the Finance Committee, the Compensation Committee and/or the Nominating and Corporate Governance Committee of one or both of the Boards; or

(ii)	$5,000, if, during the year to which such Annual Retainer relates, such Director serves as the Chairman of the Audit Committee of one or both of the Boards.

The Annual Retainer to be paid to each Non-Employee Director shall be payable, at the election of such Non-Employee Director, in (a) cash, (b) shares of the common stock of MetroPCS Communications (“Common Stock”) or (c) a combination of cash and shares

[1]	Notwithstanding anything to the contrary set forth in this Plan, if a given Director does not serve in a specified capacity as of January 1 of a given year (but does serve in such capacity during the course of such year) (a) the amount of such Director’s Annual Retainer (or any incremental increase in such Director’s Annual Retainer by virtue of such Director’s service as the Chairman of a Board committee) shall be prorated based on the number of days during such year that such Director serves in such capacity and (b) shall be payable on or before the end of the fiscal quarter during which such Director began to serve in such capacity.

of Common Stock, as follows. Any and all issuances of Common Stock made under this Plan shall be effected pursuant to and in accordance with the terms and provisions set forth herein and in either (x) the Second Amended and Restated 1995 Stock Option Plan of MetroPCS Communications (the “1995 Plan”) or (y) the 2004 Equity Incentive Compensation Plan of MetroPCS Communications (the “2004 Plan”).

1.	Number of Shares: If a Non-Employee Director elects to receive all or any portion of his or her Annual Retainer in shares of Common Stock, such portion (the “Non-Cash Portion”) shall be paid by the issuance of a number of shares of Common Stock equal to:

•	the amount of the Non-Cash Portion (measured in dollars); divided by

•	the per share fair market value[2] of the Common Stock on December 31 of the year immediately preceding the calendar year to which the Annual Retainer relates; multiplied by

•	three (3).

2.	Vesting: The Common Stock issued pursuant to this Section C will vest immediately upon issuance.

D. Initial/Annual Stock Option Grants3 – Each Non-Employee Director shall receive, in addition to all other compensation provided for in this Plan, grants of options (“Options”) to purchase shares of Common Stock as follows (any and all such grants of Options to be made pursuant to and in accordance with the terms and provisions set forth herein and in either the 1995 Plan or the 2004 Plan):

(a)	an initial grant (the “Initial Grant”) of Options to purchase a number of shares of Common Stock equal to:

(i)	40,000; plus

(ii)	either:

(1)	3,000, if such Director serves as the Chairman of the Finance Committee, the Compensation Committee and/or the Nominating and Corporate Governance Committee of one or both of the Boards, or

(2)	10,000 if such Director serves as the Chairman of the Audit Committee of one or both of the Boards; and

(b)	an annual grant (each an “Annual Grant”) of Options to purchase a number of shares of Common Stock equal to:

(i)	10,000; plus

[2]	The fair market value of the Common Stock granted under this Plan shall be determined by the Board of MetroPCS Communications in accordance with the pricing methodology used to price options to purchase shares of Common Stock.
[3]	The Options granted under this Plan (x) shall vest ratably over a three (3) year period with 1/3 of such Options vesting on each of the first three anniversaries of the grant date thereof and (y) shall have an exercise price equal to the fair market value of a share of Common Stock as of the date such Options are granted as determined by the Board of MetroPCS Communications.

(ii)	either:

(1)	2,000, if such Director serves as the Chairman of the Finance Committee, the Compensation Committee and/or the Nominating and Corporate Governance Committee of one or both of the Boards, or

(2)	5,000 if such Director serves as the Chairman of the Audit Committee of one or both of the Boards.

Each Non-Employee Director who joins a Board after the effective date of this Plan shall receive the applicable Initial Grant as of the date on which such Director is elected to one or both Boards, regardless of the time of year as of which such Director is elected; provided, however, that a Non-Employee Director that is elected Chairman of one of the Board committees specified in Section D(a) above during the course of, but after January 1 of, a given year shall receive on the date that such election is effective a supplemental Initial Grant of Options to purchase a number of shares of Common Stock equal to the applicable incremental increase provided for in Section D(a)(ii) above.

Each Annual Grant of Options shall occur on January 1 of the calendar year to which such Annual Grant relates; provided, however, that a Non-Employee Director that is elected Chairman of one of the Board committees specified in Section D(b) above during the course of, but after January 1 of, a given year shall receive on the date that such election is effective a supplemental Annual Grant of Options to purchase a number of shares of Common Stock equal to the applicable incremental increase provided for in Section D(b)(ii) above.

E. Stockholders Agreement – Unless otherwise expressly permitted or directed by the Board of MetroPCS Communications, any Non-Employee Director who acquires shares of Common Stock pursuant to this Plan shall be deemed to be a Stockholder party to, and shall comply with, the Amended and Restated Stockholders Agreement dated as of July 17, 2000 by and among MetroPCS Communications and the Stockholder parties thereto, as the same may be further amended from time to time.

F. Termination of Prior Director Remuneration Programs and Plans – This Plan supersedes and replaces all prior plans, agreements or other documents or programs (written or oral) with respect to the remuneration of Non-Employee Directors and is effective as of March 1, 2005.

**********

4